Exhibit 5.1

September 7, 2018

Jerash Holdings (US), Inc.

147 W. 35th Street, Room #1603

New York, New York 10001

Re:	Registration Statement on Form S-1 (File No. 333-222596)

Ladies and Gentlemen:

We have acted as counsel to Jerash Holdings (US), Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a post-effective amendment (the “Post-Effective Amendment”) to a registration statement on Form S-1 (File No. 333-222596) (as it may be amended and supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to up to 57,200 shares of the Company’s common stock, $0.001 par value per share (the “Underwriter Warrant Shares”) that are issuable upon the exercise of certain outstanding warrants (the “Underwriter Warrants”) issued as compensation to Network 1 Financial Securities, Inc. and its affiliates (the “Underwriter”) in connection with a public offering that the Company closed on May 2, 2018.

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

In addition, we have assumed that at the time of the issuance and sale of the Underwriter Warrant Shares, (a) there will not have occurred, prior to the date of the issuance of the Underwriter Warrant Shares: (i) any change in law affecting the validity or enforceability of the Underwriter Warrants, or (ii) any amendments to the Underwriter Warrants; (b) the Company is validly existing and in good standing under the law of the State of Delaware; (c) the Company has not amended its certificate of incorporation or bylaws; and (d) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Underwriter Warrant Shares.

September 7, 2018

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.	the Underwriter Warrant Shares have been duly and validly authorized for issuance and, when issued and sold by the Company upon valid exercise of the Underwriter Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Underwriter Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited exclusively to the applicable provisions of the Delaware General Corporation Law as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and the reference to this firm under the caption “Legal Matters” in the prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you, or any person hereafter, with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters of law.

Very truly yours,

/s/ Harter Secrest & Emery LLP